EXHIBIT 5.1


December 30, 1996


TSI Incorporated
500 Cardigan Road
Shoreview, MN  55126

Re:      EXHIBIT 5.1 to Registration Statement on Form S-3

Ladies/Gentlemen:

         We are acting as corporate counsel to TSI Incorporated (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Act") of 100,000 shares of the Company's Common Stock (the "Shares") which may be offered for sale by a certain shareholder (the "Selling Shareholder") who acquired the Shares in connection with the Company's acquisition of Aerometrics, Inc. in October 1995.

         In acting as such counsel for the purpose of rendering this opinion, we have reviewed copies of the following, as presented to us by the Company:

1.       The Company's Restated Articles of Incorporation, as amended.

2.       The Company's Restated Bylaws.

3. Certain corporate resolutions of the Company's Board of Directors pertaining to the issuance by the Company of the Shares.

4.       The Registration Statement.

         Based on, and subject to, the foregoing and upon representations and information provided by the Company or its officers or directors, it is our opinion as of this date that:

1. The Shares are validly authorized by the Company's Articles of Incorporation.

2.       The Shares are fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                             Very truly yours,

                                             GRAY, PLANT, MOOTY,
                                               MOOTY & BENNETT, P.A.



                                             By _______________________________
                                                Nancy Roetman Menzel

NRM/ktm